Exhibit 10.3

FIRST AMENDMENT TO CONVERTIBLE PROMISSORY NOTE AND CONSENT TO LOAN TRANSACTION

This First Amendment to Convertible Promissory Note and Consent to Loan Transaction (the “First Amendment and Consent”) is made as of December 30, 2004, and is by and between TRX, Inc., a Georgia corporation (“Borrower”), and Hogg Robinson Holdings BV (“Hogg”).

WHEREAS, Borrower has issued a Convertible Promissory Note (the “Note”) dated November 16, 2001 in the principal amount of One Million Thirty Nine Thousand Eight Hundred Seventy Three Dollars ($1,039,873) to Hogg; and

WHEREAS, the parties to this First Amendment and Consent have agreed to modify the Note on the terms and conditions set forth herein; and

WHEREAS, simultaneously with the execution of this Agreement, Hogg is entering into an Intercreditor and Subordination Agreement with Bank (the “Intercreditor Agreement”); and

WHEREAS, Hogg, pursuant to Section 4.5 of that certain Shareholders Agreement among Company, Hogg and certain other parties, dated November 5, 1999, as amended (the “Shareholders Agreement”), Hogg’s consent is required before the Company can incur certain indebtedness, including the proposed loan transaction between Bank of America, NA (“Bank”) and the Company, pursuant to that certain Credit Agreement between Company and Bank of even date herewith; and

NOW, THEREFORE, In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	The first paragraph of the Note, beginning, “FOR VALUE RECEIVED,” is hereby amended, in part, to delete the percentage “7%” at the end of such sentence and replace it with the following: “11%”. In addition, a new sentence is hereby added to the end of such paragraph, as follows:

“In addition, if Holder agrees to extend the Maturity Date beyond November 30, 2006, the rate of interest will, beginning on December 1, 2006 and thereafter, increase to a per annum rate of 13%. As additional consideration for extending the Maturity Date, as set forth above, the Company shall pay an Extension Fee equivalent to the difference between the 11% and 13% interest rate that would have accrued in the Principal Amount of the Note for the actual number of days elapsed between December         , 2004 and the original Maturity Date. For purposes of calculating the Extension Fee, the difference in accrued interest will be simple interest and will be payable in ready funds on the December 1, 2006.”

For purpose of clarity, the increase to the interest rate in the Note from 7% to 11% reflected above is effective as of the date of this First Amendment and Consent, and not retroactively.

2.	In accordance with Section 4.5 of the Shareholders Agreement, Hogg hereby consents to the Company incurring the Senior Debt with Senior Creditors pursuant to Senior Debt Documents (all as such terms are defined in the lntercreditor Agreement).

3.	Upon execution and delivery of this First Amendment and Consent by all parties to this First Amendment and Consent referenced on the signature pages, this First Amendment and Consent shall be effective as of the date set forth above.

4.	The parties hereto agree that all of the terms and provisions of the Note shall remain in full force and effect except as specifically amended by paragraph 1 of this First Amendment and Consent.

5.	This First Amendment and Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this First Amendment and Consent to produce or account for more than one such counterpart.

6.	THIS FIRST AMENDMENT AND CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

{Signatures on Following Page}

IN WITNESS WHEREOF, the undersigned has executed and delivered this First Amendment to Convertible Promissory Note and Consent to Loan Transaction as of the date and year first written above.

BORROWER:

TRX, INC.

By:	Timothy J. Severt
Its:	Secretary

[CORPORATE SEAL]

AGREED TO AND ACCEPTED BY:

HOGG ROBINSON HOLDINGS BV

By:	/s/ David Radcliffe
David Radcliffe
Its:	Director